Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 4, 2022 with respect to the consolidated financial statements of Warehouse Technologies LLC included in Form S-1/A (File No. 333-265906), which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Boston, Massachusetts

August 12, 2022